Exhibit 1
---------



                        MONACO GROUP INC. 2004 STOCK PLAN
                        ---------------------------------


SECTION 1. ESTABLISHMENT AND PURPOSE.
-------------------------------------

The purpose of the Plan is to offer selected persons opportunities to acquire a proprietary interest in the Company, or to increase such interest, by purchasing Shares of the Company's Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 12 of the Plan.

SECTION 2. ADMINISTRATION.
--------------------------

(a) Committees of the Board of Directors. The Plan may be administered by one or
    ------------------------------------
more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b) Authority of the Board of Directors.  Subject to the provisions of the Plan,
    -----------------------------------
the Board of Directors shall have complete and unfettered authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations, and other actions of the Board of Directors shall be final and obligate all Purchasers, all Optionees, and all persons deriving their rights from a Purchaser or Optionee.

SECTION 3. ELIGIBILITY.
-----------------------

(a) General Rule. Only  Employees,  Outside  Directors and Consultants  shall be
    ------------
eligible for the grant of Options or the direct award or sale of Shares. Only Employees shall be eligible for the grant of ISOs.

(b)  Ten-Percent  Stockholders.  A person  who owns  more  than 10% of the total
     -------------------------
combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for designation as an Optionee or Purchaser unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant, (ii) the Purchase Price (if any) is at least 100% of the Fair Market Value of a Share and (iii) in the case of an ISO, such ISO, by its terms, is not exercisable after the expiration of 5 years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

(c) Award of Shares.  The Committee,  in its sole and absolute  discretion,  may
    ---------------
determine to award Shares to one or more Employees, Outside Directors, and Consultants, in exchange for their services to the Company, which award shall be on those terms and subject to those conditions as so determined by the Committee.

SECTION 4. STOCK SUBJECT TO PLAN.
---------------------------------

(a)  Basic  Limitation.  Shares  offered  under the Plan may be  authorized  but
     -----------------
unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 1,500,000 Shares, subject to adjustment pursuant to
Section 8 of the Plan. The number of Shares that are subject to Options or other rights issued and outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall, at all times, reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Additional  Shares. In the event that any outstanding Option or other right,
    ------------------
for any reason, expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision,



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right of  repurchase,  or right of first  refusal,  such  Shares  shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed 1,000,000 Shares (subject to adjustment pursuant to Section 8 of the Plan).

SECTION 5. TERMS AND CONDITIONS OF AWARDS OR SALES.
---------------------------------------------------

(a) Stock  Purchase  Agreement.  Each sale of Shares  under the Plan (other than
    --------------------------
upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement among the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan are not required to be identical.

(b) Duration of Offers and  Nontransferability  of Rights.  Any right to acquire
    -----------------------------------------------------
Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

(c) Purchase  Price.  The Purchase  Price of Shares to be offered under the Plan
    ---------------
shall not be less than 85% of the Fair Market Value of such Shares, and a higher percentage may be required by Section 3(b) of the Plan. Subject to the preceding sentence, the Purchase Price shall be determined by the Board of Directors at its sole discretion. The Purchase Price shall be paid as specified in Section 7 of the Plan.

(d) Withholding  Taxes. As a condition to the purchase of Shares,  the Purchaser
    ------------------
shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local, or foreign withholding tax obligations that may result from such purchase.

(e) Restrictions on Transfer of Shares and Minimum  Vesting.  Any Shares awarded
    -------------------------------------------------------
or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. In the case of a Purchaser who is not an officer of the Company, an Outside Director or a Consultant, any right to repurchase the Purchaser's Shares at the original Purchase Price (if any) upon termination of the Purchaser's Service shall terminate 20% per year during the 5 year period commencing on the date of the award or sale of the Shares. Any such right may be exercised only within 90 days after the termination of the Purchaser's Service for cash or for cancellation of indebtedness incurred in purchasing the Shares.

(f) Accelerated Vesting. Unless the applicable Stock Purchase Agreement provides
    -------------------
otherwise, any right to repurchase a Purchaser's Shares at the original Purchase Price (if any) upon termination of the Purchaser's Service shall lapse, and all of such Shares shall become vested if (i) the Company is subject to a Change in Control before such Purchaser's Service terminates and (ii) the repurchase right is not assigned to the entity that employs the Purchaser immediately after the Change in Control or its parent or subsidiary.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.
-------------------------------------------

(a) Stock  Option  Agreement.  Each  grant of an Option  under the Plan shall be
    ------------------------
evidenced by a Stock Option Agreement among the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan are not required to be identical.

(b) Number of Shares.  Each Stock Option  Agreement  shall specify the number of
    ----------------
Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8of the Plan. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.




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






(c) Exercise  Price.  Each Stock  Option  Agreement  shall  specify the Exercise
    ---------------
Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b) of the Plan. The Exercise Price of a Nonstatutory Option shall not be less than 85% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b) of the Plan. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be paid as specified in Section 7 of the Plan.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee
    -----------------
shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local, or foreign withholding tax obligations that may result from such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local, or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability.  Each Stock Option Agreement shall specify the date when all
    --------------
or any portion of the Option is to become exercisable. In the case of an Optionee who is not an officer of the Company, an Outside Director or a Consultant, an Option shall become exercisable 20% per year during the five-year period commencing on the date of grant. Subject to the preceding sentence, the exercisability provisions of any Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.

(f) Accelerated  Exercisability.  Unless the applicable  Stock Option  Agreement
    ---------------------------
provides otherwise, all of an Optionee's Options shall become exercisable completely if (i) the Company is subject to a Change in Control before the Optionee's Service terminates, (ii) such Options do not remain outstanding,
(iii) such Options are not assumed by the surviving corporation or its parent, and (iv) the surviving corporation or its parent does not substitute options with substantially the same terms for such Options.

(g) Basic Term. The Stock Option Agreement shall specify the term of the Option.
    ----------
The term shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b) of the Plan. Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

(h) Nontransferability.  No Option shall be transferable by the Optionee,  other
    ------------------
than by beneficiary designation, Will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged, or hypothecated by the Optionee during the Optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(i)  Termination  of  Service  (Except  by  Death).  If  an  Optionee's  Service
     ---------------------------------------------
terminates for any reason other than the Optionee's death, the Optionee's Options shall expire on the earliest of the following occasions:

     (i)  The expiration date determined pursuant to Subsection (g) above;

     (ii) The date 3 months after the termination of the Optionee's Service for any reason other than Disability, or such later date as the Board of Directors may determine; or

     (iii) The date 6 months after the termination of the Optionee's Service by reason of Disability, or such later date as the Board of Directors may determine.

The Optionee may exercise all or part of the Optionee's Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee's Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee's Service terminated (or vested as a result of the termination). The remainder of such Options shall terminate when the Optionee's Service terminates. In the event that the Optionee dies after the termination of the Optionee's Service but before the expiration of the Optionee's Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Options directly from the Optionee by



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






beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee's Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee's Service terminated (or vested as a result of the termination).

(j) Leaves of Absence.  For purposes of Subsection  (i) above,  Service shall be
    -----------------
deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(k) Death of  Optionee.  If an Optionee  dies while the  Optionee is in Service,
    ------------------
then the Optionee's Options shall expire on the earlier of the following dates:

     (i)  The expiration date determined pursuant to Subsection (g) above; or
     (ii) The date 12 months after the Optionee's death.

All or part of the Optionee's Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest, or inheritance, but only to the extent that such Options had become exercisable before the Optionee's death or became exercisable as a result of the death. The remainder of such Options shall terminate when the Optionee dies.

(1) No Rights as a  Stockholder.  An Optionee,  or a transferee  of an Optionee,
    ---------------------------
shall have no rights as a stockholder of the Company with respect to any Shares subject to such Optionee's Option until such Optionee becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(m) Modification, Extension and Assumption of Options. Within the limitations of
    -------------------------------------------------
the Plan, the Board of Directors may modify, extend, or assume issued and outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) as a result of the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair such Optionee's rights or increase such Optionee's obligations under such Option.

(n)  Restrictions on Transfer of Shares and Minimum  Vesting.  Any Shares issued
     -------------------------------------------------------
upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. In the case of an Optionee who is not an officer of the Company, an Outside Director or a
Consultant:

     (i) Any right to repurchase the Optionee's Shares at the original Exercise Price upon termination of the Optionee's Service shall lapse 20% per year during the five-year period commencing on the date of the option grant;

     (ii) Any such right may be exercised only for cash or for cancellation of indebtedness incurred in purchasing the Shares; and

     (iii) Any such right may be exercised only within 90 days after the later of (A) the termination of the Optionee's Service or (B) the date of the option exercise.

(o) Accelerated  Vesting.  Unless the applicable Stock Option Agreement provides
    --------------------
otherwise, any right to repurchase an Optionee's Shares at the original Exercise Price upon termination of the Optionee's Service shall lapse and all of such Shares shall become vested if (i) the Company is subject to a Change in Control before the Optionee's Service terminates and (ii) the repurchase right is not assigned to the entity that employs the Optionee immediately after the Change in Control or its parent or subsidiary.



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






SECTION 7. PAYMENT FOR SHARES.
------------------------------

(a) General Rule.  The Purchase  Price or Exercise  Price of Shares issued under
    ------------
the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides,
    ------------------
all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price, if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered.  At the discretion of the Board of Directors,  Shares may
    -----------------
be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award. At the discretion of the Board of Directors, Shares may also be awarded under the Plan in consideration of services to be rendered to the Company, a Parent or a Subsidiary after the award, except that the par value of such Shares, if newly issued, shall be paid in cash or cash equivalents.

(d) Exercise/Sale.  To the extent that a Stock Option Agreement so provides, and
    -------------
if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 8. ADJUSTMENT OF SHARES.
--------------------------------

(a)  General.  In the event of a division  of issued and  outstanding  Stock,  a
     -------
declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4 of the Plan, (ii) the number of Shares contemplated by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

(b)  Mergers and  Consolidations.  In the event that the Company is a party to a
     ---------------------------
merger or consolidation, issued and outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement, without the Optionees' consent, may provide for:

     (i) The continuation of such outstanding Options by the Company (if the Company is the surviving corporation);

     (ii) The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

     (iii) The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options; or

     (iv) The cancellation of such outstanding Options without payment of any consideration.

(c) Reservation of Rights.  Except as provided in this Section 8, an Optionee or
    ---------------------
Purchaser shall have no rights because of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect, in any way, the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital



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or business structure, to merge or consolidate or to dissolve,  liquidate,  sell or transfer all or any part of its business or assets.

SECTION 9. SECURITIES LAW REQUIREMENTS.
---------------------------------------

(a)  General.  Shares shall not be issued under the Plan unless the issuance and
     -------
delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

(b)  Financial  Reports.  The  Company  each year shall  furnish  to  Optionees,
     ------------------
Purchasers, and stockholders who have received Stock under the Plan a copy of the Company's balance sheet and income statement, unless such Optionees, Purchasers or stockholders are key Employees whose duties with the Company assure them access to equivalent information. Such balance sheet and income statement are not required to be audited.

SECTION 10. NO RETENTION RIGHTS.
--------------------------------

No provision of in the Plan or in any right or Option granted under the Plan shall confer upon the Purchaser or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser or Optionee) or of Purchaser or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 11. DURATION AND AMENDMENTS.
------------------------------------

(a) Term of the Plan. The Plan, as set forth herein,  shall become  effective on
    ----------------
the date of its adoption by the Board of Directors, subject to the approval of the Company's stockholders. In the event that those stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales, or awards shall be made thereafter under the Plan. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) of this Section 11.

(b) Right to Amend or  Terminate  the Plan.  The Board of  Directors  may amend,
    --------------------------------------
suspend, or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 8 of the Plan), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's stockholders. Stockholder approval shall not be required for any other amendment of the Plan.

(c) Effect of Amendment or Termination.  No Shares shall be issued or sold under
    ----------------------------------
the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 12. DEFINITIONS.
------------------------

(a) "Board of  Directors"  shall mean the Board of Directors of the Company,  as
     -------------------
constituted from time to time.

(b) "Change in Control" shall mean:
     -----------------

     (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of



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

     the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

     (ii) The sale, transfer, or other disposition of all or substantially all of the Company's assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

(c) "Code" shall mean the Internal Revenue Code of 1986, as amended.
     ----

(d) "Committee"  shall mean a committee of the Board of Directors,  as described
     ---------
in Section 2(a) of the Plan.

(e) "Company" shall mean Monaco Group Inc., a Delaware corporation.
     -------

(f)  "Consultant"  shall mean a person who performs  bona fide  services for the
      ----------
Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(g)  "Disability"  shall  mean  that the  Optionee  is  unable  to engage in any
      ----------
substantial gainful activity because of any medically determinable physical or mental impairment.

(h)  "Employee"  shall  mean any  person  who is a  common-law  employee  of the
      --------
Company, a Parent or a Subsidiary.

(i) "Exercise  Price" shall mean the amount for which one Share may be purchased
     ---------------
upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(j)  "Fair  Market  Value"  shall  mean the  fair  market  value of a Share,  as
      -------------------
determined by the Board of Directors in good faith. Such determination shall be conclusive and obligate all persons.

(k) "ISO" shall mean an employee  incentive  stock  option  described in Section
     ---
422(b) of the Code.

(l)  "Nonstatutory  Option"  shall mean a stock option not described in Sections
      --------------------
422(b) or 423(b) of the Code.

(m) "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and
     ------
entitling the holder to purchase Shares.

(n) "Optionee" shall mean a person who holds an Option.
     --------

(o) "Outside  Director" shall mean a member of the Board of Directors who is not
     -----------------
an Employee.

(p)  "Parent"  shall  mean  any  corporation  (other  than  the  Company)  in an
      ------
affiliation of corporations ending with the Company, if each such corporation other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such affiliation. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(q) "Plan" shall mean this Monaco Group Inc. 2004 Stock Plan.
     ----

(r)  "Purchase  Price" shall mean the  consideration  for which one Share may be
      ---------------
acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

(s)  "Purchaser"  shall mean a person to whom the Board of Directors has offered
      ---------
the right to acquire Shares under the Plan (other than upon exercise of an Option).

(t) "Service" shall mean service as an Employee, Outside Director or Consultant.
     -------

(u)  "Share"  shall mean one share of Stock,  as  adjusted  in  accordance  with
      -----
Section 8 of the Plan (if applicable).

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






(v) "Stock" shall mean the Common Stock of the Company.
     -----

(w) "Stock Option  Agreement"  shall mean the agreement among the Company and an
     -----------------------
Optionee which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

(x) "Stock Purchase  Agreement" shall mean the agreement between the Company and
     -------------------------
a Purchaser who acquires Shares under the Plan which contains the terms, conditions, and restrictions pertaining to the acquisition of such Shares.

(y)  "Subsidiary"   means  any  corporation  (other  than  the  Company)  in  an
      ----------
affiliation of corporations beginning with the Company, if each such corporation other than the last corporation in such affiliation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such affiliation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.





































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